LOAN AGREEMENT

        This Loan Agreement dated [___________] between Anthony D. Allocca, having a place of business at 3660 Azure Circle, Carlsbad, California 92008 (the “Borrower”) and Equities First Holdings, LLC, a Delaware Corporation having a place of business at 3905 Vincennes Road, Suite 303, Indianapolis, Indiana 46268 (the “Lender”).

WITNESSETH

        WHEREAS, the Borrower has requested the Lender provide a loan in the amount of (TBD); and

        WHEREAS, the Lender is willing to furnish such loan, but only upon the terms and conditions contained herein, including, without limitation, the execution, delivery, and, where, if appropriate, the filing or recording of certain collateral security instruments.

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

SECTION 1. DEFINITIONS

        1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        “Collateral” shall mean Seven Hundred Thousand (700,000) shares of IT & E International Group (OTC.BB:ITER).

        “Default” shall mean any of the events specified in Section 7.1 hereof.

        “Event of Default” shall mean any of the events specified in Section 7.1 hereof.

        “Fair Market Value” shall mean with respect to each of the shares included in Collateral and for any day (a) if the principal market for the Collateral is a national securities exchange, the average of the highest and lowest sales prices per share of the Collateral on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Collateral is not a national securities exchange and the Collateral is quoted on The Nasdaq Stock Market (“Nasdaq”), and (i) if actual sales price information is available with respect to the Collateral, the average of the highest and lowest sales prices per share of the Collateral on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of the Collateral on such day on Nasdaq, or (c) if the principal market for the Collateral is not a national securities exchange and the Collateral is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of the Collateral on such day as reported on the OTC Bulletin Board Services or by the National Quotation Bureau, Incorporated or a comparable service.

        “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        “Loan” shall mean the amount of monies borrowed by Borrower from Lender under Section 2.1 hereof.

        “Loan Agreement” shall mean this Loan Agreement including all Exhibit and Schedules hereto as amended or supplemented from time to time.

        “Loan Documents” shall mean collectively, this Loan Agreement, the Note, and the Pledge Agreement, and all other agreements, documents, instruments or certificates delivered in connection with the Loan Agreement.

        “Note” shall mean the nonrecourse promissory note described in Section 2.1 hereof and attached hereto as Exhibit 2.1 or any promissory note issued in exchange therefore.

        “Obligations” shall mean all obligations and liabilities of the Borrower to Lender whether now or hereafter existing, including but not limited to under the Loan Documents.

        “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

        “Pledge Agreement” shall mean the Agreement attached hereto as Exhibit 4.1.

        1.2     Use of Defined Terms. All terms defined in this Loan Agreement shall have such defined meanings when used (without definition) in the Note, the Pledge Agreement, certificates or other documents made or delivered pursuant to this Loan Agreement.

        1.3     Lender’s Discretion. Whenever the terms “satisfactory to,”“determined by,” “acceptable to,” “shall elect,” “shall request,” or similar terms are used in this Loan Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, as applicable, Lender, in its sole discretion.

        1.4     Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Borrower shall be deemed to have been made after due inquiry with respect to the matter in question but without Borrower being required to seek an opinion of counsel with respect thereto.

SECTION 2. AMOUNT AND TERMS OF LOAN

        2.1     Loan. Subject at all times to all of the terms and conditions of this Loan Agreement, the Lender agrees to advance to Borrower the sum of (TBD) which sum shall be delivered within T+3 upon confirmation of receipt of collateral delivery. Such Loan is to be evidenced by a nonrecourse Note in the format of Exhibit 2.1 attached hereto and shall have a term commencing on the date hereof and terminating on [____________] (the “Maturity Date” or “Maturity”). The Maturity Date may be extended by the mutual agreement of Lender and Borrower on the same terms and conditions as set forth herein (or on such other and differing terms and conditions as the Lender and Borrower may agree upon, provided, however, that the term of this Agreement may not exceed twelve (12) years). Lender agrees that upon the payment of a fee equal to one percent (1%) of the principal amount being borrowed, this Agreement’s term shall be extended for a period of one (1) year.

        2.2     Fees and Interest.

            (a)     Upon delivery of the Loan proceeds by Lender to Borrower, Lender will assess a fee equal to five percent (5%) of the principal amount being borrowed upon said amount and will deduct that fee from the principal amount being borrowed.

            (b)     The Borrower shall pay to the Lender interest on the unpaid principal amount of the Loan, for the period commencing on the date hereof until such Loan is paid in full at a rate per annum equal to six percent (6%) fixed.

            (c)     Interest on the Loan shall be computed on the basis of a 360-day year for the actual number of days elapsed, shall be due and payable quarterly, commencing on [____________________] for the preceding three (3) months.

            (d)     In the event that Borrower fails to timely pay any interest or principal hereunder when due or upon the occurrence of any Event of Default (hereinafter defined) hereunder or otherwise breaches this agreement, this agreement will terminate at the option of the Lender and Lender may take whole possession of the securities. Notwithstanding such termination, Grantee remains responsible for payments hereunder for the full term hereof, however, this loan is non-recourse.

        2.3     Principal Payment. Principal payment on account of the Note shall be on [____________]. The amount of the principal payment shall equal the amount of Borrower’s Obligations to Lender then outstanding on [_____________]. If Lender has not received the full amount of the principal payment in immediately available funds before the close of business on [____________] (i.e. within ten (10) calendar days after the due date for payment of the principal amount), Borrower shall pay to Lender a late charge equal to the five percent (5%) of the amount of the principal payment that is then due. Such late charges shall be assessed only once, but shall be cumulative with all other interest charges, rights, benefits and remedies available to Lender under any of the Loan Documents on account of any default by Borrower.

        2.4     Application of Payments. Any funds received from or on behalf of the Borrower (whether pursuant to any of the terms and provisions of the Note or otherwise) by Lender shall be applied to the following items in the following manner:

(i) the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of the Loan Documents;

(ii) the payment of any accrued and unpaid interest of the Note; and

(iii) for such use of the Lender as it may elect.

        2.5     Prepayment. There is no prepayment of principal permitted in four (4) years of this note. There will be a ten percent (10%) penalty in any extended term.

        2.6     Closing. The closing shall occur within T+3 of confirmation of receipt of the collateral to the account designated by the Lender. The funds will be wired to the Account Name: [__________________________________________________].

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BORROWER

        Borrower represents and warrants to Lender that:

        3.1     No Liens or Restrictions. The shares of stock constituting the Collateral are so owned as of the date of this Loan Agreement by the Borrower, free and clear of any Lien and said shares are free of any restriction, are freely tradable and transferable securities and do not have any restrictive legend.

        3.2     Consents. This Loan Agreement and all the other Loan Documents executed by and to be executed by Borrower constitute valid and binding obligations of Borrower enforceable in accordance with their respective terms. To the Borrower’s knowledge, no consent of any other party and no consent, license, approval, or authorization of any governmental authority is required in connection with the borrowing by Borrower hereunder, the execution, delivery, and performance of this Loan Agreement, and any of the other Loan Documents executed or to be executed in connection herewith.

        3.3     No Conflicts. The borrowing by the Borrower hereunder and the execution and delivery by the Borrower of this Loan Agreement and other Loan Documents executed and to be executed by Borrower, do not conflict with or result in the breach of any agreement, mortgage or similar instrument under which Borrower or any of his properties are bound, or, to Borrower’s knowledge, any law, rule, or regulation of any governmental agency applicable to him or said properties.

        3.4     Litigation. There is no action or proceeding pending or, to the knowledge of Borrower, contemplated or threatened against Borrower before or by any court, arbitrator, grand jury or administrative agency, any governmental authority, bureau, agency, or instrumentality which might reasonably foreseeable result in a material adverse change in the financial condition of Borrower.

        3.5     No Defaults. Borrower is not in default in the payment or performance of any of his obligations or in the performance of any contract, agreement or other instrument to which he is a party or by which any of his assets or properties may be bound.

SECTION 4. CONDITIONS TO LENDER’S OBLIGATIONS

        The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent (to the satisfaction of the Lender):

        4.1     Pledge. The Borrower shall have delivered to the Lender:

a.	the Note, in the form of Exhibit 2.1 attached hereto, duly executed by the Borrower,

b.	the Pledge Agreement, in the form of Exhibit 4.1 attached hereto, duly executed by the Borrower,

c.	the stock in DTC form representing the Collateral, accompanied by stock powers duly executed by the Borrower in blank and “signature guaranteed” by any member firm of a registered national securities exchange or a commercial bank in form and substance satisfactory to transfer title to the Collateral,

d.	an irrevocable proxy in form and substance satisfactory to the Lender, duly executed by the Borrower, and

e.	an undertaking in form and substance satisfactory to the Lender, duly executed by the Borrower.

        4.2     Legal Matters. All matters and all documentation and other instruments in connection with the Loan shall be satisfactory in form and substance to Lender and its counsel, and counsel to Lender shall have received copies of all documents which it may reasonably request in connection with the Loan.

        4.3     Regulations. The making of the Loan by Lender to Borrower and the other transactions contemplated hereby, including but not limited to the execution, delivery and performance of the Pledge Agreement shall be in compliance with applicable laws and government regulations imposed upon Lender and the Borrower.

        4.4     Lien Searches. Appropriate UCC, tax and judgment and other lien, property and title searches of public records with respect to Borrower shall have been obtained by Lender and shall be satisfactory in all respect to Lender and its counsel. Borrower shall pay the cost of obtaining such searches in a sum not exceeding $250.

        4.5     No Judgment and Litigation. Lender shall have received evidence that (i) there exist no judgment, order, injunction or other restraint issued or filed which prohibits the making of the Loan or the consummation of the other transactions contemplated hereby, and (ii) no action, suit, litigation or similar proceeding at law or in equity by or before any court, governmental authority, or agency exists or is threatened with respect to the transactions contemplated hereby.

SECTION 5. AFFIRMATIVE COVENANTS

        Borrower hereby covenants that, so long as any of the Obligations remains outstanding and unpaid, Borrower shall, unless otherwise consented to in writing by Lender:

        5.1     Notices. Promptly give notice in writing to Lender of (a) the occurrence of any Default or Event of Default under this Loan Agreement or any other Loan Document or (b) of any default whether or not any requirement for the giving of notice or the lapse of time or both has been satisfied under any instrument or agreement of Borrower which could have a materially adverse effect on the Collateral.

        5.2     Notice of Litigation and Other Matters. Promptly upon learning of (a) the institution of any investigation or proceeding by any governmental authority or agency; or (b) any action, suit, proceeding which names as a party or may effect the Borrower involving individually amounts greater than $10,000,000 and the aggregate greater than $10,000,000, Borrower shall give notice to the Lender of any of the foregoing events describing the substance and status of the matter involved.

SECTION 6. NEGATIVE COVENANTS

        Borrower covenants that so long as any of the Obligations remains outstanding and unpaid, the Borrower shall not without Lender’s express prior written consent, create, assume or suffer to exist any Lien of any kind upon any of the Collateral, except for liens and security interests in favor of Lender.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES

        7.1     Events of Default. An "Event of Default" shall exist if any one or more of the following shall occur:

            (a)     Failure by Borrower to pay the principal of the Note within ten (10) business days of the date when due, whether on the date fixed for payment or by acceleration or otherwise, or the failure by Borrower to pay any interest in the Note within ten (10) business days of the date such interest becomes due; or

            (b)     If any representation or warranty made by Borrower in this Loan Agreement or in any certificate or statement furnished at the time of Closing or pursuant to this Loan Agreement or any other Loan Document shall prove to have been knowingly untrue or misleading in any material respect at the time made; or

            (c)     Default by Borrower in the performance or observance of any covenant or agreement contained in this Loan Agreement or default in any other Loan Document which is not cured within any applicable grace period for therein, if any; or

            (d)     A final judgment for the payment of money in excess of $10,000,000 shall be rendered against Borrower, and such judgment shall remain undischarged for a period of sixty (60) days from the date of entry thereof unless within such sixty (60) day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

            (e)     If the Borrower shall default in respect of any evidence of indebtedness or under any agreement under which any notes or other evidence of indebtedness of Borrower are issued, if the effect thereof is to cause, or permit the holder or holders thereof to cause, such obligation or obligations in an amount in excess of $10,000,000 in the aggregate to become due prior to its or their stated maturity or to permit to acceleration thereof; or

            (f)     If an Event of Default under the Pledge Agreement of even date herewith shall occur and any grace period provided for therein shall have expired; or

            (g)     If Borrower shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of his properties, or any such official is placed in control of such properties, or Borrower admits in writing his inability to pay his debts as they mature, or the Borrower shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to him or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to him or his debts; or

(h)     There shall be commenced against Borrower any action or proceeding of the nature referred to in subsection (g) of this Section 7.1, or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Borrower, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

            (i)     The Pledge Agreement shall cease at any time after its execution and delivery and for any reason to create a valid and perfected first priority security interest in and to the property subject thereto or the validity or priority of such security interest shall be contested by Borrower or by any other Person; or any of the other Loan Documents shall at any time after their execution and delivery for any reason cease to be in full force and effect or shall be declared null or void, or the validity of enforceability thereof shall be contested by Borrower or by any other Person; or

            (j)     The Fair Market Value of the Collateral shall at any time be less than eighty percent (80%) of the amount of the Obligations. The Borrower, with written notice will have at such time three (3) business days to cure in cash or stock equivalent, the obligation.

        7.2     Rights. Upon the occurrence of an Event of Default, the Note, together with any accrued and unpaid interest thereon, shall be immediately due and payable without notice or demand, presentment, or protest, all of which are hereby expressly waived.

        At any time after the date first above written, Lender shall thereupon have the rights, benefits, and remedies afforded to it under any of the Loan Documents with respect to the Collateral and may take, use, sell or otherwise, encumber or dispose of the Collateral as if it were the Lender’s own property. Borrower agrees that Lender may or may not proceed, as it determines in its sole discretion, with any or all other rights, benefits, and remedies which it may have against Borrower.

        Anything herein to the contrary notwithstanding, (but except as provided below), the Lender agrees, for itself, its representatives, successors, endorsees and assigns, that: (i) neither the Borrower, nor any representative, successor, assign or affiliate of the Borrower, shall be personally liable for the Obligations; and (ii) the Lender (and any such representative, successor, endorsee or assignee) shall look to the property encumbered by the Pledge Agreement and/or the other instruments of security that secure the Note for payment of the Obligations, and will not make any claim or institute any action or proceeding against the Borrower (or any representatives, successors, assigns or affiliates of the Borrower) for any deficiency remaining after collection upon the Collateral. Provided, however, and notwithstanding the foregoing, the Borrower is and will remain personally liable for any deficiency remaining after collection of the pledged collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, if such loss is caused by Borrower based in whole or in part upon:

(i) Damages arising from any fraud, misrepresentations or the breach of any covenant or agreement; and/or

(ii) Damage to the pledged collateral resulting from gross negligence or intentional acts; and/or

(iii) Failure to pay taxes or other property-related liens; and/or

(iv) Damages arising from the failure to comply with any and all laws.

SECTION 8. MISCELLANEOUS

        8.1     Redelivery of Collateral. Lender agrees that, within three (3) business days of Borrower’s full payment of the Obligations, to return the Collateral to Borrower at the address specified herein for the giving of notices or to such other person and address as Borrower specifies in writing to Lender.

        8.2     Notices. All notices, requests or other communications to either of the parties by the other shall be in writing and shall be deemed duly given on the earlier of the date the same is delivered in person or when deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, as follows:

        If to Lender:

Equities First Holdings, LLC 3905 Vincennes Road Suite 303 Indianapolis, IN 46268

        If to Borrower:

Anthony D. Allocca 3660 Azure Circle Carlsbad, CA 92008

        Either party may designate by notice in writing to the other a new address to which notices, requests and other communications hereunder shall be given.

        8.3     Construction. This Loan Agreement, the Note and all instruments or agreements delivered hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, excluding therefrom any principles of conflicts of laws. If any of the provisions of this Loan Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

        8.4     Further Assurances. Borrower hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by Lender in order to carry out fully the intent and accomplish the purposes of this Loan Agreement and the transactions referred to herein. Borrower agrees to take any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Loan Agreement and each other agreement, instrument and document delivered to Lender in connection herewith, including specifically, at Borrower’s own cost and expense, the use of its best efforts to assist in obtaining consent of any government agency or self-regulatory organization for an action or transaction contemplated by this Loan Agreement which is then required by law.

        8.5     Survival of Agreements. Except as herein provided, all agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the execution and delivery of this Loan Agreement and the Note, and shall continue in full force and effect until the indebtedness of Borrower under the Note and all other Obligations have been paid in full.

        8.6     Entire Agreement. This Loan Agreement and other Loan Documents contain the entire agreement between the parties hereto and may be amended, changed or terminated only by an instrument in writing signed by the parties hereto.

        8.7     Waivers. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Loan Agreement or under the Note, or any agreement or instrument delivered to Lender hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Loan Agreement, the Pledge Agreement or the Note or any agreement or instrument delivered hereunder shall be effective unless executed by Lender and any such waiver shall not constitute a waiver in the future of any of the provisions of any of the foregoing documents, except as may be specifically provided in any such waiver. No notice to Borrower from Lender shall entitle Borrower to any other or further notice in any circumstance unless expressly provided for in such notice or this Loan Agreement. No course of dealing between Borrower and Lender shall operate as a waiver of any of the rights of Lender under this Loan Agreement.

        8.8     Gender and Number. Unless the context otherwise requires, when used herein, the singular includes the plural, and vice-versa, and the masculine includes the feminine and neuter, and vice-versa.

        8.9     Captions. Captions used herein are inserted for convenience only and shall not be given any legal effect.

        8.10     Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

        8.11     Successor and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns except that the rights and obligations of Borrower hereunder may not be assigned or transferred in any respect. The provisions of this Loan Agreement are intended to be for the benefit of any holder, from time to time, of the Note and shall be enforceable by any such holder, whether or not an expressed assignment to such holder of rights under this Loan Agreement has been made by Lender or its successors or assigns.

        8.12     Confidentiality. This Loan Agreement and the other Loan Documents are to be kept confidential and are not to be reproduced in any manner whosoever for Persons other than the parties hereto. Each Party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality. Each party agrees to maintain the confidentiality of any trade secrets, techniques, and contracts and contacts of the other party. Each party agrees not to engage in unauthorized communications (i.e. telephone calls, written inquiries, etc.) with the other party’s banks, insurers, contracting parties and contacts.

        8.13     Consent to Jurisdiction: Venue; Jury Trial Waiver. Borrower hereby consents to the jurisdiction of the courts of the State of Delaware, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of Borrower’s obligations under or with respect to this Loan Agreement, and expressly waives any and all objections Borrower may have as to venue in any of such courts. In addition, Borrower consents to the service of process by United States certified or registered mail, return receipt requested, addressed to Borrower as the address provided herein. Borrower also, to the extent permitted by law, waives trial by jury in any action brought on or with respect to this Loan Agreement and agrees that in the event this Loan Agreement shall be successfully enforced by suit or otherwise, Borrower will reimburse the holder or holders of the Obligations, upon demand, for all reasonable expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses.

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

Borrower:	By:_____________________________
Anthony D. Allocca
Vice President
Lender:	Equities First Holdings, LLC
By:_______________________________

IT IS SPECIFICALLY AGREED AND UNDERSTOOD THAT THE TRANSMITTAL OF THIS LOAN AGREEMENT DOES NOT CONSTITUTE AN OFFER BY THE PROPOSED LENDER AND THAT THE PROPOSED LOAN AGREEMENT SHALL NOT BE BINDING UPON THE PROPOSED LENDER UNLESS ACTUALLY SIGNED BY THE LENDER. MOREOVER, IT IS SPECIFICALLY AGREED THAT THE ENCLOSED DOES NOT REPRESENT A NOTE OR MEMORANDUM OF AGREEMENT UNTIL EXECUTED AND PERFORMED. THE LENDER SHALL BE UNDER NO OBLIGATION TO PROCEED WITH THE CONSUMMATION OF THIS TRANSACTION.

EXHIBIT 2.1

Nonrecourse Promissory Note

[_________________]

        FOR VALUE RECEIVED, the undersigned, Anthony D. Allocca (the “Borrower”), hereby promises to pay to the order of Equities First Holdings, LLC (the “Lender”) in accordance with the terms and conditions of the Loan Agreement dated the date hereof executed by and between the Borrower and the Lender (as amended, modified or supplemented from time to time (the “Agreement”), the unpaid principal amount of the Loan (as defined in the Agreement) and to pay interest on the unpaid principal amount of the Loan from the date thereof at the rates per annum and for the periods set forth in or established by the Agreement and calculated as provided therein.

        All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to Maturity (as defined in the Agreement) after Maturity, whether at stated Maturity, by acceleration or otherwise, at the Post-Default Rate (as defined in the Agreement), and all such interest shall be payable as provided in the Agreement.

        The Borrower has pledged to the Lender 700,000 shares of (OTC.BB:ITER) common stock (the “Pledged Shares”) pursuant to a Pledge Agreement dated as of the date hereof executed by Borrower in favor of the Lender. The security interest covers any and all proceeds and products of the Pledged Shares and the pledge covers all dividends and distributions on the Pledged Shares, up to the amount of the Obligations (as defined in the Agreement).

        Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that interest payments shall not be required to be made to the Lender to the extent that the Lender’s charging thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If at any time interest on the indebtedness evidenced hereby would otherwise exceed the highest lawful rate, only such highest lawful rate will be paid by the Borrower to the Lender. Should any amount be charged to the Borrower by the Lender in excess of such highest lawful amount, such excess shall be deemed to have been paid in reduction of the principal balance of the Loan.

        Payment of both principal and interest on this Note shall be made at the office of the Lender or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds when due and payable as set forth in the Agreement.

        This Note is the Note referred to in the Agreement, is secured in the manner provided therein and is subject to the terms and conditions thereof and is entitled to the benefits thereof.

        Upon the occurrence and during the continuance of any Event of Default, as defined in the Agreement, the principal amount of and all accrued interest on this Note shall immediately be due and payable in the manner and with the effect provided for in the Agreement.

Exhibit 2.1

        This Note is a nonrecourse Note, and anything herein to the contrary notwithstanding, (but except as provided below), the Lender agrees, for itself, its representatives, successors, endorsees and assigns, that: (i) neither the Borrower, nor any representative, successor, assign or affiliate of the Borrower, shall be personally liable on this Note; and (ii) in the event of default hereunder, the Lender (and any such representative, successor, endorsee or assignee) shall look to the property encumbered by the Pledge Agreement and/or the other instruments of security that secure this Note for payment of this Note, and will not make any claim or institute any action or proceeding against the Borrower (or any representatives, successors, assigns or affiliates of the Borrower) for any deficiency remaining after collection upon the pledged Collateral. Provided, however, and notwithstanding the foregoing, the Borrower is and will remain personally liable for any deficiency remaining after collection of the pledged Collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, if such loss is caused by Borrower based in whole or in part upon:

(i) Damages arising from any fraud, misrepresentations or the breach of any covenant or agreement; and/or

(ii) Damage to the pledged Collateral resulting from gross negligence or intentional acts; and/or

(iii) Failure to pay taxes or other property-related liens; and/or

(iv) Damages arising from the failure to comply with any and all laws.

        The Borrower agrees to pay all costs and expenses of collection, including, without limitation, the reasonable attorneys’ fees, costs and disbursements of the holder hereof, in the event that any action, suit or proceeding is brought by the holder hereof to collect on this Note.

        IN WITNESS WHEREOF, the Borrower has executed this Promissory Note on the date and year first above written.

Borrower:	By:_____________________________
Anthony D. Allocca
Vice President
Lender:	Equities First Holdings, LLC
By:_______________________________

Exhibit 2.1

EXHIBIT 4.1

Pledge Agreement

Between
Anthony D. Allocca, as Pledgor
and
Equities First Holdings, LLC, as Lender

        This Pledge Agreement made as of this [__________________] by and between Anthony D. Allocca, with a place of business at 3660 Azure Circle, Carlsbad, California 92008 (hereinafter the “Pledgor”) and Equities First Holdings, LLC, a Delaware corporation with its principal office located at 3905 Vincennes Road, Suite 303, Indianapolis, Indiana 46268 (hereinafter the “Lender”).

RECITALS

        A.     The Pledgor and the Lender are entering into a Loan Agreement dated as of the date hereof (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”) providing for the making of a loan (a “Loan”) to the Pledgor in the amount, and subject to the terms and conditions, specified in the Loan Agreement.

        B.     The Pledgor is the direct legal and beneficial owner of Seven Hundred Thousand (700,000) shares of IT & E International Group, common stock (OTC.BB:ITER).

        C.     The execution and delivery of this Pledge Agreement and the pledge by the Pledgor to the Lender of his rights in the Pledged Collateral (as hereinafter defined) constitute conditions precedent to the obligation of the Lender to make a loan to the Pledgor pursuant to the terms of the Loan Agreement.

        ACCORDINGLY, in consideration of the premises, and in order to induce the Lender to execute and deliver the Loan Agreement and to make and maintain a loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

        Section 1. Definitions. (a) Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Loan Agreement and, in addition, the following terms have the following meanings:

        “Amount Realized” has the meaning specified in Section 10.

        “Loan Agreement” has the meaning specified in Recital A.

        “Loan” has the meaning specified in Recital A.

Exhibit 4.1

        “Obligations” means all indebtedness and other liabilities and obligations of the Pledgor to the Lender of every kind, nature and description, present or future, direct or indirect, secured or unsecured, joint or several, absolute or contingent, matured or not, in any currency, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument or whether evidence by any agreement or instrument and whether as principal or surety, including, without limitation, (i) the payment in full when due of the Loan and all interest thereon, the payment of all amounts payable by the Pledgor to the Lender under the terms of the Loan Agreement, the Note or any other Loan Document and the payment and performance in full when due of all other liabilities and obligations of the Pledgor to the Lender under the Loan Agreement, the Note and the other Loan Documents and all notes and other evidences or indebtedness issued in exchange or substitution for the Note and (ii) the observance and performance by the Pledgor of the obligations to be observed and performed by it hereunder or under any related agreement, instrument or document.

        “Pledge” has the meaning specified in Section 2.

        “Pledged Collateral” has the meaning specified in Section 2.

        “Pledged Shares” has the meaning specified in Section 2(a).

        “Uniform Commercial Code” means the Uniform Commercial Code as adopted and in effect from time to time in the State of Delaware.

        (b)        Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

        (c)        Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

        (d)        The Section, Schedule and Exhibit headings used in this Pledge Agreement are for convenience only and shall not affect the construction or meaning of any provision of this Agreement.

        (e)        Unless otherwise specified, the words “hereof,” “herein,” “hereunder” and other similar words refer to this Pledge Agreement as a whole and not just to the Section, subsection or clause in which they are used; and the words “this Agreement” refer to this Pledge Agreement, as amended, modified or supplemented from time to time.

        (f)        Unless otherwise specified, references to Sections, Recitals, Schedules and Exhibits are references to Sections of, and Recitals, Schedules and Exhibits to, this Agreement.

        Section 1.1. Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Borrower shall be deemed to have been made after due inquiry with respect to the matter in question.

Exhibit 4.1

        Section 2. Pledge. The Pledgor hereby pledges, hypothecates and assigns to the Lender, and hereby grants to the Lender a security interest in and all right, title and interest in and to (all the foregoing herein called the “Pledge”), the following described property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter created (hereinafter collectively called the “Pledged Collateral”):

        (a)        all of the shares of capital stock of IT & E International Group “Issuer” described in Schedule I together with the certificates evidencing such shares (collectively, the “Pledged Shares”);

        (b)        all cash, instruments, securities or other property representing a dividend or other distribution on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefore, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares;

        (c)        all proceeds of any of the property of the Pledgor described in subsections (a) and (b) above of this Section 2 and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, records, and other documents.

        Section 3. Pledge Absolute. The Pledgor hereby agrees that this Agreement shall be binding upon the Pledgor and that the Pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the Loan Agreement, the Note, any other Loan Document or any of the Obligations, the absence of any action to enforce the same, the waiver or consent by the Lender with respect to any provision thereof, the recovery of any judgment against the Pledgor, or any action to enforce the same or any other similar circumstances. The Pledgor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Pledgor, any notice to require a proceeding first against the Pledgor or any other Person, protest or notice with respect to the Note or any other promissory notes or evidences of indebtedness secured hereby or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Agreement will remain in full force and effect so long as any Obligations remain unpaid.

        Section 4. Representations and Warranties. The Pledgor hereby represents and warrants, to his knowledge, as follows:

        (a)        The Pledgor is not in violation of any applicable United States federal or state, or any applicable law or regulation or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, which violation or default could affect the validity or enforceability of this Agreement or any related document or prevent the Pledgor from performing any of his obligations hereunder or under any related documents.

        (b)        The execution, delivery and performance of this Agreement by the Pledgor, the Pledge of the Pledged Collateral pursuant hereto and the incurrence and performance of the obligations provided for herein will not (1) violate any law or regulation applicable to the Pledgor or any of his assets, (2) violate or constitute (with due notice or lapse of time or both) a default under any provision of any indenture, agreement, license or other instrument to which the Pledgor is a party or by which he or any of his properties may be bound or affected, (3) violate any order of any court, tribunal or governmental agency binding upon the Pledgor or any of his properties or (4) result in the creation of imposition of any lien or encumbrance of any nature whatsoever upon any assets or revenues of the Pledgor (except liens in favor of the Lender hereunder).

Exhibit 4.1

        (c)        No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency or any other Person are necessary for the execution, delivery or performance by the Pledgor of this Agreement or for the validity or enforceability hereof.

        (d)        This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against he Pledgor in accordance with its terms.

        (e)        The Pledgor is the sole record and beneficial owner of the Pledged Shares. The Pledged Shares are not subject to any liens, security interests, charges or encumbrances of any kind or nature, other than the liens created hereunder. The Pledgor has legal title to the Pledged Shares and the Pledgor has good and lawful authority to Pledge all of the Pledged Shares in the manner hereby done or contemplated. The Pledged Shares are not subject to any contractual or other restriction upon the transfer thereof, and no right, warrant or option to acquire any of the Pledged Shares exists in favor of any other Person. The Pledged Shares are freely tradable and transferable securities and do not bear any restrictive legend. The Pledgor has taken all necessary action to create and perfect a security interest in the Pledged Shares in favor of the Lender, and the Lender has acquired a first and prior perfected security interest therein.

        (f)        When any item of Pledged Collateral other than the Pledged Shares is pledged hereunder, (i) the Pledgor will be the owner of such item of Pledged Collateral free and clear of any liens, security interests, charges or encumbrances of any kind or nature (other than those created hereunder) and (ii) the Pledgor will have legal title to such item of Pledged Collateral and the Pledgor will have good and lawful authority to Pledge and deliver such item of Pledged Collateral in the manner hereby contemplated.

        (g)        Any information, schedules, exhibits and reports furnished by the Pledgor to the Lender in connection with the negotiation and preparation of this Agreement did not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect.

        Section 5. Covenants. The Pledgor hereby agrees that, unless the Lender shall otherwise agree in writing, until the payment in full of the Obligations:

        (a)        The Pledgor (i) shall defend his title to the Pledged Collateral against all claims and demands whatsoever that are adverse to the Lender, (ii) shall not create, incur, assume or suffer to exist any liens, security interests, charges or encumbrances of any kind or nature (other than those created hereunder) in any Pledged Collateral and (iii) shall not sell, assign, transfer, exchange or otherwise dispose of, or grant any option or other right with respect to, any Pledged Shares.

Exhibit 4.1

        (b)        The Pledgor shall, upon demand of the Lender, do the following: furnish further assurances of title, execute any written agreement or do any other act(s) necessary to effectuate the purposes and provisions of this Pledge Agreement, execute any instrument, document or statement required by law or otherwise in order to perfect, continue or preserve the security interests of the Lender in the Pledged Collateral and pay all filing or other costs incurred in connection therewith.

        (c)        Upon the Lender’s request from time to time thereafter, the Pledgor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments (including, without limitation, appropriate financing statements and duly executed blank stock powers and other instruments of transfer or assignment satisfactory in form and substance to the Lender), and take all such action, as the Lender may reasonably deem necessary or advisable to carry out the intent and purpose of this Pledge Agreement and to establish and maintain in favor of the Lender a valid, enforceable and perfected security interest in the Pledged Collateral and the other rights contemplated hereby that are superior and prior to the rights and security interests of all other persons or entities. Without limiting the generality of the foregoing sentence, (i) the Pledgor will, from time to time upon the Lender’s request, cause all relevant books and records, if any, to be marked with such legends or segregated in such manner as the Lender may specify, and take or cause to be taken such other action and adopt such procedures as the Lender may specify, to give notice of, and to perfect, the security interests created hereby in the Pledged Collateral.

        (d)        The Pledgor shall procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by, and in accordance with, applicable law and will indemnify the Lender, and hold the Lender harmless against, any liability (including interest and penalties) in respect of such documentary stamp taxes.

        Section 6. Appointment of Agents: Registration in Nominee Name. The Lender shall have the right to appoint one or more agents for the purpose of retaining physical possession of the certificates representing or evidencing the Pledged Collateral, which may be held (in the discretion of the Lender) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Lender, or in the name of the Lender or any nominee or nominees of the Lender or any agent appointed by the Lender. In addition to all other rights possessed by the Lender, the Lender may, from time to time, at the Lender’s sole discretion and without notice to the Pledgor, take any or all of the following actions: (a) transfer all or any part of the Pledged Collateral into the name of the Lender or its nominee, with or without disclosing that such Pledged Collateral is subject to the lien and security interest created hereby; (b) take control of any proceeds of any of the Pledged Collateral; and (c) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its rights under this Pledge Agreement; provided that all powers of the Lender under this Section 6 shall be subject to the rights of the Pledgor under Section 9 hereof to the extent that the exercise of such powers represents a sale of an item of Pledged Collateral.

Exhibit 4.1

        Pledgor further acknowledges and agrees that as long as any portion of the principal balance of the Loan remains due and outstanding, Lender may take any and all action with respect to the Pledged Collateral as Lender, in its sole and absolute discretion, may deem to be advisable, including, without limitation, utilizing the Pledged Collateral as collateral for hedging transactions, transferring the Pledged Collateral within or among one or more Depositary Accounts, creating and trading derivative instruments that are backed, in whole or in part, by the Pledged Collateral, and altering or revising the owner of record of the beneficial interest or any other interest in the Pledged Collateral. Lender is under no obligation to sequester the Pledged Collateral apart from any other assets of Lender, and Lender may combine the Pledged Collateral, in whole or in part, with any other assets.

        Section 7. Voting Rights; Dividends, Etc. (a) So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

        (b)        Any and all stock dividends, liquidating dividends, distribution of property, redemption or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of the Pledged Collateral or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Pledgor may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon call for redemption or otherwise), shall become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Lender and shall forthwith be delivered to the Lender or its designated agent (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Lender’s instructions) to be held subject to the terms of this Pledge Agreement.

        (c)        Upon the occurrence of an Event of Default and so long as such Event of Default shall continue, at the option of the Lender (subject to applicable law), all rights of the Pledgor to exercise the voting rights and powers which the Pledgor is entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Lender, and the Lender shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers. Any and all cash and other property paid over to or received by the Lender pursuant to the provisions of this subsection (c) shall be retained by the Lender as part of the Pledged Collateral, and shall be applied in accordance with the provisions hereof.

        (d)        Concurrently with his execution of this Agreement, the Pledgor shall execute and deliver to the Lender an irrevocable proxy to vote the Pledged Shares, substantially in the form of Exhibit A. After the occurrence and during the continuance of an Event of Default, the Pledgor shall deliver to the Lender such further evidence of such irrevocable proxy or such further irrevocable proxies to vote any shares of stock constituting part of the Pledged Collateral as the Lender may request.

Exhibit 4.1

        (e)        The Lender at any time may extend or renew for one or more periods (whether or not longer than the original period) the Obligations, and grant releases, compromises or indulgences with respect to the Obligations or any extension or renewal thereof or any security therefore or to any obligor hereunder or thereunder without impairing the Lender’s rights, or releasing the Pledgor from its obligations, hereunder.

        Section 8. Rights and Remedies. (a) The Lender may, without being required to give any notice to the Pledgor, apply the cash (if any) then held by it pursuant to Section 6 or 7 to the ratable payment in full of the Obligations and all other indebtedness referred to in Section 10 in the order and manner specified in Section 10. The Lender may sell the Pledged Collateral, or any part thereof, in accordance with Section 9 and shall apply the proceeds of such sale to the ratable payment in full of the Obligations and all other indebtedness referred to in Section 10 in the order and manner specified in Section 10.

        (b)        The Pledgor agrees that, without notice to or further assent by the Pledgor, the liability of the Pledgor or any other Person for or upon any of the Obligations may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised or released by the Lender, as the Lender may deem advisable, and that the Pledged Collateral or other collateral or liens securing any of the Obligations may, from time to time, in whole or in part (subject, in the case of the Pledged Collateral, to the provisions of this Agreement), be exchanged, sold or surrendered by the Lender, as the Lender may deem advisable, all without impairing, abridging, affecting or diminishing this Agreement or the rights of the Lender hereunder or with respect to the Pledged Collateral.

        Section 9. Sale of Pledged Collateral. (a) As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

        (b)        In connection with any disposition of the Pledged Collateral, in accordance herewith, any such sale or other disposition of any Pledged Collateral in reliance on such advice shall be deemed to be commercially reasonable under the Uniform Commercial Code and otherwise proper.

        (c)        The Lender shall be under no obligation to sell or otherwise dispose of any Pledged Collateral, or to cause any Pledged Collateral to be sold or otherwise disposed of, by reason of any diminution in the fair market value thereof, and the failure of the Lender to do so shall under no circumstances be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

        (d)        In addition to the rights and remedies granted to the Lender in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. The Lender shall have the right in its sole discretion to determine which rights, security, liens, guaranties or remedies it shall retain, pursue, release, subordinate, modify or enforce, without in any way modifying or affecting any of the other of them or any of the Lender’s rights hereunder.

Exhibit 4.1

        Section 10. Application of Proceeds of Collateral Sale. (a) The Lender shall apply all cash held by it pursuant to Section 6 or 7 with respect to the Pledged Collateral and the proceeds of the sale of any Pledged Collateral (such cash and proceeds being referred to collectively as the “Amount Realized”) as follows:

(i) the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of the Loan Documents; and

(ii) the payment of any accrued and unpaid interest of the Note; and

(iii) for such use of the Lender as it may elect.

        (b)        Anything herein to the contrary notwithstanding, (but except as provided below), the Lender agrees, for itself, its representatives, successors, endorsees and assigns, that: (i) neither the Pledgor, nor any representative, successor, assign or affiliate of the Pledgor, shall be personally liable for the Obligations; and (ii) in the event of default hereunder, the Lender (and any such representative, successor, endorsee or assignee) shall look to the property encumbered by this Agreement and/or the other instruments of security that secure the Obligations for payment of the Obligations, and will not make any claim or institute any action or proceeding against the Pledgor (or any representatives, successors, assigns or affiliates of the Pledgor) for any deficiency remaining after collection upon the Pledged Collateral. Provided, however, and notwithstanding the foregoing, the Pledgor is and will remain personally liable for any deficiency remaining after collection of the Pledged Collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, if such loss is caused by Pledgor based in whole or in party upon:

(i) Damages arising from any fraud, misrepresentations or the breach of any covenant or agreement; and/or

(ii) Damage to the pledged collateral resulting from gross negligence or intentional acts; and/or

(iii) Failure to pay taxes or other property-related liens; and/or

(iv) Damages arising from the failure to comply with any and all laws.

        Section 11. Compliance With Securities Laws. (a) The Pledgor shall execute and deliver to the Lender concurrently with the Pledgor’s execution of this Agreement an undertaking substantially in the form of Exhibit B.

Exhibit 4.1

        (b)        The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or disposition of any portion or all of the Pledged Shares by the Lender hereunder valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at the Pledgor’s sole expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that all of the Obligations have been paid in full or that the Lender has released the Pledged Shares.

        Section 12. Indemnification. The Pledgor hereby agrees to indemnify the Lender and each of its employees, officers, directors, attorneys and agents (each, an “Indemnity”) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Indemnities in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof; provided, however, that the Pledgor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender or failure by the Lender to exercise reasonable care in the custody and preservation of the Pledged Collateral as provided in Section 15.

        Section 13. Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints the Lender as the Pledgor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Lender shall have the right and power to sign the name of the Pledgor to any financing statements, continuation statements or other documents under the Uniform Commercial Code relating to the Pledged Collateral, and, to the extent permitted under Section 7, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Pledged Collateral or any part thereof and to give full discharge therefore.

        Section 14. No Subrogation. Notwithstanding any payment or payments made by the Pledgor hereunder, the receipt of any amounts by the Lender with respect to the Pledged Collateral or any setoff or application of funds of the Pledgor by the Lender, the Pledgor shall not be entitled to be subrogated to any of the rights of the Lender.

        Section 15. Limitations on Lender’s Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

Exhibit 4.1

        Section 16. No Waiver; Cumulative Remedies. No course of dealing between the Pledgor and the Lender, no failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and not exclusive of any other remedies provided by law, including without limitation the rights and remedies of a secured party under the Uniform Commercial Code.

        Section 17. Termination. This Agreement shall terminate when all of the Obligations have been paid in full, at which time the Lender shall reassign and redeliver to the Pledgor, without recourse or warranty and at the sole expense of the Pledgor, against receipt, the Pledged Collateral, together with appropriate instruments of reassignment and release; provided, however, that this Agreement shall be reinstated if any payment in respect of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Lender for any reason, including without limitation by reason of the insolvency or bankruptcy of the Pledgor or any other Person.

        Section 18. Addresses for Notices, Etc. All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing and shall be mailed (by registered or certified mail, postage prepaid) or delivered to the applicable party at the address specified for such party on the first page of this Agreement or, as to any party, to such other address as such party shall specify by a notice in writing to the other party hereto. Each notice, request, demand, instruction, direction or other communication provided for hereunder shall be deemed delivered (i) if by mail, five (5) business days after being deposited in the mail, addressed to the applicable party at its address set forth above, (ii) if by hand or by overnight courier, when delivered to the applicable party at such address.

        Section 19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

        Section 20. Further Assurances. The Pledgor agrees to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Lender may at any time request in connection with the administration or enforcement of this Pledge Agreement (including, without limitation, to aid the Lender in the sale or all or any part of the Pledged Collateral) or related to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Lender rights, powers and remedies hereunder. The Pledgor hereby consents and agrees that any registrar or transfer agent for any of the Pledged Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Lender to effect any transfer pursuant to Section 6, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other person to the Pledgor or to any such registrar to transfer agent.

Exhibit 4.1

        Section 21. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not assign this Agreement or any interest herein or in the Pledged Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Collateral or any part thereof, without the prior written consent of the Lender. The Lender may assign this Agreement and its rights and remedies hereunder in whole or in part to any assignee of the Obligations or any portion thereof.

        Section 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

        Section 23. SUBMISSION TO JURISDICTION.

        (A)        THE PLEDGOR HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN THE STATE OF DELAWARE, IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO, OR ANY ITEM OF PLEDGED COLLATERAL, AND IN CONNECTION THEREWITH AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON THE PLEDGOR WITHIN OR WITHOUT SUCH COURT’S JURISDICTION BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS OF THE PLEDGOR SPECIFIED IN SECTION 18 HEREOF (OR AT SUCH OTHER ADDRESS AS THE PLEDGOR SHALL SPECIFY BY A PRIOR NOTICE IN WRITING TO THE LENDER), PROVIDED A REASONABLE TIME FOR RECEIPT IS ALLOWED.

        (B)        THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF DELAWARE AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (C)        NOTWITHSTANDING THE FOREGOING, THE LENDER MAY SUE THE PLEDGOR IN ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF ITS ASSETS MAY BE FOUND AND MAY SERVE LEGAL PROCESS UPON THE PLEDGOR IN ANY OTHER MANNER PERMITTED BY LAW.

Exhibit 4.1

        Section 24. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO, OR ANY ITEM OF PLEDGED COLLATERAL, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

        Section 25. Amendments. No provision of this Agreement may be amended, waived or modified, and (unless otherwise provided herein) no item of Pledged Collateral may be released, except in a writing signed by the Pledgor and the Lender.

        Section 26. Expenses. The Pledgor hereby agrees to reimburse the Lender for the enforcement of the Lender’s rights under this Agreement, the sale of the Pledged Collateral or any part thereof and the collection of payments due under or in respect of the Pledged Collateral and all amounts due under this Agreement.

        Section 27. Waiver of Notice of Acceptance. The Pledgor hereby waives notice of the making of any Loan or the issuance of the Note and notice from the Lender of its acceptance of and reliance upon this Agreement.

        Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

        IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement as of the date first above written.

______________________________________
Anthony D. Allocca
Vice President

Exhibit 4.1

Schedule I to Pledge Agreement
dated as of [______________________]
by Anthony D. Allocca and Equities First Holdings, LLC

SCHEDULE OF PLEDGED SHARES

NAME OF ISSUER SYMBOL	NUMBER OF SHARES	CLASS OF SHARES	CERTIFICATE NUMBER
ITER	700,000	Common / A	form DTC

Schedule I

Exhibit A to Pledge Agreement of [____________________]
by Anthony Allocca to Equities First Holdings, LLC

FORM OF IRREVOCABLE PROXY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint Equities First Holdings, LLC (the “Lender”) and each of the Lender’s officers and employees, his true and lawful attorneys, for him and in his name, place and stead, to act as its proxy in respect of all of the shares of capital stock of (OTC.BB:ITER) a corporation (hereinafter referred to as the “Corporation”), which he now or hereafter may own or hold, including, without limitation, the right, on his behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of the Certificate of Incorporation or Bylaws of the Corporation and as permitted by law of a meeting of the Corporation’s shareholders and at any meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to his said attorneys full power and authority to do and perform each and every act and thing, whether necessary or desirable to be done in and about the premises, as fully as he might or could do if personally present, with full power of substitution, appointment and revocation, hereby ratifying and confirming all that his said attorneys shall do or cause to be done by virtue hereof.

        This Irrevocable Proxy is given to the Lender and to its officers and employees in consideration of its execution and delivery of the Loan Agreement dated as of the date hereof between the undersigned and the Lender (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), and the transactions contemplated thereby, and in order to carry out the covenant of the undersigned contained in a certain Pledge Agreement of even date herewith by the undersigned in favor of the Lender (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”), and this Proxy shall be irrevocable and coupled with an interest, and shall be effective and binding upon the undersigned and his heirs, executors, administrators, legatees, representatives, successors and assigns until the payment in full of all of the Obligations (as such term is defined in the Pledge Agreement) and may be exercised only after the occurrence and during the continuance of an Event of Default (as such term is defined in the Loan Agreement).

        IN WITNESS WHEREOF, the undersigned has duly executed this Irrevocable Proxy as of this [_______________________________].

______________________________________
Anthony D. Allocca
Vice President

Exhibit A

Exhibit B to Pledge Agreement by Anthony D. Allocca to Equities First Holdings, LLC

FORM OF UNDERTAKING

        The undersigned agrees that if an Event of Default shall occur under the Loan Agreement (as such term is defined in the Pledge Agreement dated as of [__________________]) said Pledge Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time, (the “Pledge Agreement”), by the undersigned in favor of Equities First Holdings, LLC (the “Lender”), the undersigned shall, at the request of the Lender and at the sole expense of the undersigned, furnish to the Lender such statements, prospectuses, opinions of counsel and other documents as the Lender shall require to enable compliance with applicable state and federal securities or blue sky laws in connection with the public sale or other disposition of the Pledged Shares and to facilitate such public sale or disposition. The undersigned agrees that a breach of any of his obligations set forth in this undertaking will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and agrees that each and every covenant contained herein shall be specifically enforceable against the undersigned, and the undersigned hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants. The undertaking of the undersigned herein shall remain in full force and effect notwithstanding any amendment or modification of the Pledge Agreement.

______________________________________
Anthony D. Allocca
Vice President

Exhibit B

ANNEX 1

[__________________]

The loan amount will be equal to (TBD). The final loan amount will be established following receipt in clearing or posting up of said securities in the account specified herein, and will be based upon the loan-to-value ratio of 40% specified in this agreement as applied to the per share price (best bid) of said securities as of the clearing or posting event. LENDER will notify BORROWER of the final loan amount immediately upon establishing the same, including the clearing price that was utilized to determine and establish the loan amount, and unless BORROWER objects in writing to LENDER’s determination within one (1) hour thereafter, LENDER’s determination shall be deemed to be final and incontestable.

Anthony D. Allocca	Equities First Holdings, LLC

Annex 1